UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

June 7, 2021

Allakos Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38582	45-4798831
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

975 Island Drive, Suite 201

Redwood City, California 94065

(Address of principal executive offices, including zip code)

(650) 597-5002

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.001	ALLK	The Nasdaq Global Select Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Effective June 11, 2021, Henrik Rasmussen, M.D., Ph.D., will retire from his position as Chief Medical Officer (“CMO”) of Allakos Inc. (the “Company”). Dr. Rasmussen will continue to serve as a strategic advisor to the Company.

Item 8.01. Other Events

On June 7, 2021, the Company issued a press release announcing the completion of enrollment in its Phase 3 study of lirentelimab in patients with eosinophilic gastritis and/or eosinophilic duodenitis and its Phase 2/3 study of lirentelimab in patients with eosinophilic esophagitis.

The Company also announced the retirement of its Chief Medical Officer, Henrik Rasmussen, M.D., Ph.D., effective June 11, 2021, and the promotion of Craig Paterson, M.D, to the position of Chief Medical Officer. Dr. Paterson has served as the Company’s Senior Vice President of Clinical Development and Medical Affairs since joining in March 2021.

A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Press Release dated June 7, 2021.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Allakos Inc.

Date: June 7, 2021	By:	/s/ Robert Alexander
Robert Alexander, Ph.D.
Chief Executive Officer

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